POWER OF ATTORNEY

Robert J. Dickman, whose signature appears below on behalf of Kesslers Sport Shop, Inc., hereby designates and appoints Michael R. Dorey as a true and lawful attorney-in-fact and agent (collectively, the “Attorney-in-Fact”) with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all reports acquired under Section 13 and Section 16 of the Securities Exchange Act of 1934, as amended (“the Act”), including all Form 3s, Form 4s, Form 5s, and any amendments thereto, which amendments may make such changes in the filings as the Attorney-in-Fact deems appropriate, and file each such form or statement with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, the National Association of Securities Dealers, and any national stock exchange, granting unto such Attorney-in-Fact, full power and authority to do and perform each and every act and thing requisite necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such Attorney-in-Fact, or either of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Act, this Power of Attorney has been signed by the following person in the capacity indicated on the 8th day of April, 2004.

KESSLERS SPORT SHOP, INC.

By: /s/ Robert J. Dickman Robert J. Dickman, President

SWORN TO AND SUBSCRIBED BEFORE ME this 8th day of April, 2004 to certify which witness my hand and seal of office.

/s/ Cindy L. Arnold Notary Public in and for The State of Indiana My Commission Expires: 2-15-08